SCHEDULE A
                                      FUNDS
                              DATED: APRIL 3, 2006


HighMark California Tax-Free Money Market Fund (Fiduciary, Class S and Retail Shares)

HighMark Diversified Money Market Fund (Fiduciary, Class S and Retail Shares)

HighMark U.S. Government Money Market Fund (Fiduciary, Class S and Retail
Shares)

HighMark 100% U.S. Treasury Money Market Fund (Fiduciary, Class S and Retail Shares)

HighMark Balanced Fund (Fiduciary and Retail Shares)

HighMark Large- Cap Growth Fund (Fiduciary and Retail Shares)

HighMark Large Cap Value Fund, formerly, Income Equity Fund (Fiduciary and Retail Shares)

HighMark Bond Fund (Fiduciary and Retail Shares)

HighMark Value Momentum Fund (Fiduciary and Retail Shares)

HighMark National Intermediate Tax Free Bond Fund (Fiduciary and Retail Shares)

HighMark California Intermediate Tax Free Bond Fund (Fiduciary and Retail
Shares)

HighMark Small Cap Value Fund (Fiduciary and Retail Shares)

HighMark Core Equity Fund (Fiduciary and Retail Shares)

HighMark Small Cap Growth Fund (Fiduciary and Retail Shares)

HighMark International Opportunities Fund (Fiduciary, Class M and Retail Shares)

HighMark Cognitive Value Fund (Fiduciary, Class M and Retail Shares)

HighMark Enhanced Growth Fund (Fiduciary, Class M and Retail Shares)

HighMark Short Term Bond Fund (Fiduciary and Retail Shares)

HighMark Income Plus Allocation Fund (Retail Shares)

HighMark Growth & Income Allocation Fund (Retail Shares)

HighMark Capital Growth Allocation Fund (Retail Shares)


HIGHMARK FUNDS                               STATE STREET BANK AND TRUST COMPANY
By:  /s/Pamela O'Donnell                     By:  /s/Joseph L. Hooley
     -------------------                          -------------------
Name: Pam O'Donnell                               Joseph L. Hooley
Title: Treasurer                                  Executive Vice President